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EXHIBIT NO. 21 LIST OF SUBSIDIARIES

The following is a list of the subsidiaries of the Company


     Name                                        Jurisdiction of Incorporation
     ----                                        -----------------------------
     Chemgold, Inc.                              California
     Entre Mares de Guatemala S.A.               Guatemala
     Glamis de Mexico S.A. de C.V.               Mexico
     Glamis Exploration, Inc.                    Nevada
     Glamis Guatemala Holdings Ltd.              Cayman Islands
     Glamis Gold, Inc.                           Nevada
     Glamis Honduras Holdings Ltd                Cayman Islands
     Glamis Holdings (Cayman) Ltd.               Cayman Islands
     Glamis Imperial Corporation                 Nevada
     Glamis Marigold Mining Company              Nevada
     Glamis Panama Holdings Ltd.                 Cayman Islands
     Glamis Rand Mining Company                  Nevada
     International Mineral Finance Corporation   Barbados
     Minerales Entre Mares de Honduras S.A.      Honduras
     Minera Rayrock de Panama S.A.               Panama
     Rayrock Finance Company.                    Ireland
     U.S. Mineral Finance Co.                    Nevada